SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                   FORM 8-A/A
                                (AMENDMENT No. 1)

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Independence Brewing Company
                          ----------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                                  23-2763840
 ----------------------------                  ----------------------------
  (State of incorporation or                        (I.R.S. Employer
        organization)                              Identification No.)

                    1000 Comly Street, Philadelphia, PA 19149
                    -----------------------------------------
               (Address of principal executive offices) (zip code)

If this form relates to the              If this form relates to the
registration of a class of               registration of a class of
debt securities and is                   debt securities and is to
effective upon filing pursuant           become effective
to General Instruction A(c)(1)           simultaneously with the
please check to the following            effectiveness of a concurrent
box. |_|                                 registration statement under
                                         the Securities Act of 1933 pursuant to
                                         General Instruction A(c)(2) please
                                         check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:
                                     None.

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, no par value
                          --------------------------
                              (Title of class)

                             Redeemable Warrants
                             -------------------
                               (Title of class)

Item 1. Description of Registrant's Securities To Be Registered.

            The information set forth under the caption "Description of Securities - Common Stock" on page 48 of the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 27, 1996 (the "Registration Statement"), is incorporated herein by reference.

            The information set forth under the caption "Description of Securities - Redeemable Warrants" on pages 49 and 50 of the Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

        Exhibit                                Description
        -------                                -----------

           1             Amended and Restated Articles of
                         Incorporation of Independence Brewing
                         Company.  (Incorporated by reference to
                         Exhibit 3.1 of the Registration Statement).

           2 Amended and Restated Bylaws of Independence Brewing Company. (Incorporated by reference to Exhibit 3.2 of the Registration
                         Statement).

           3             Specimen Common Stock Certificate of
                         Independence Brewing Company. (Incorporated by reference to Exhibit 4.1 of the Registration Statement).

           4 Form of Warrant Certificate of Independence Brewing Company. (Incorporated by reference to Exhibit 4.2 of the Registration
                         Statement).

           5             Form of Warrant Agreement between
                         Independence Brewing Company and Continental
                         Stock Transfer & Trust Company.
                         (Incorporated by reference to Exhibit 4.3 of the Registration Statement).

           6 Page 48 of the Registration Statement containing the section entitled "Description of Securities - Common Stock." (Incorporated by reference to page 48 of the Registration Statement).

           7 Pages 49 and 50 of the Registration Statement containing the section entitled "Description of Securities - Redeemable Warrants." (Incorporated by reference to pages 49 and 50 of the Registration Statement).

                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    INDEPENDENCE BREWING COMPANY


Date: October 16, 1996              By:/s/ ROBERT W. CONNOR, JR.
                                       -------------------------
                                       Robert W. Connor, Jr.
                                       President and Chief
                                       Executive Officer